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EXHIBIT 10.6
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                                                       September 26, 2001


Fredric P. Sapirstein
Hoenig Group Inc.
Reckson Executive Park
4 International Drive
Rye Brook, NY 10573


Dear Fred:

         Hoenig Group Inc. ("Hoenig") and you are parties to an employment agreement, dated January 2, 2000 (the "Agreement"). Capitalized terms used herein shall have the meanings ascribed to them in the Agreement. The Agreement provides that the Initial Period of employment ends on December 31, 2001 and that the Agreement will automatically be renewed for a one year period, unless either party notifies the other in writing of its intention not to renew the Agreement not less than three months prior to the end of the Initial Period.


         By your acceptance of this letter, Hoenig and you agree to amend the renewal provision for this year only so that the Agreement will automatically be renewed for an additional one year from December 31, 2001 unless either party notifies the other in writing of its intention not to renew the Agreement no later than November 16, 2001. All other terms and conditions of the Agreement shall remain in full force and effect.



                                      Very truly yours,
                                      Hoenig Group Inc.


                                      By: /s/Alan B. Herzog
                                          -----------------
                                          Alan B. Herzog
                                          Chief Operating Officer





Agreed and Accepted


/s/Fredric P. Sapirstein
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Fredric P. Sapirstein